UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 1, 2016

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cincinnati Bell Inc. (NYSE: CBB) (the “Company”) announced that Leigh R. Fox has been named president and chief operating officer and that Andrew R. Kaiser has been named chief financial officer of the Company effective September 1, 2016. Theodore H. Torbeck will continue as chief executive officer of the Company.

With his promotion to president and chief operating officer, Mr. Fox will devote his full time and attention to overseeing all aspects of operations, sales and customer care for both the Entertainment & Communications Segment and the IT Services & Hardware Segment. Mr. Fox previously served as chief financial officer of the Company since October 2013.

In connection with Mr. Fox’s appointment as president and chief operating officer, the Company entered into an Amended and Restated Employment Agreement (the “Fox Employment Agreement”) with Mr. Fox, effective as of September 1, 2016 (the “Fox Effective Date”). Any prior agreements or understandings with respect to Mr. Fox’s employment by the Company are cancelled as of the Fox Effective Date of the Fox Employment Agreement; however, except as otherwise provided in Section 13 of the Fox Employment Agreement, all stock options, restricted shares and other long-term incentive awards granted to Mr. Fox prior to the Fox Effective Date, benefit plans in which Mr. Fox is eligible for participation and any Company policies to which Mr. Fox is subject to shall continue in effect in accordance with their respective terms and shall not be modified, amended or cancelled by the Fox Employment Agreement.

Except for the items as set forth below, the Fox Employment Agreement is identical to Mr. Fox’s previous employment agreement, effective July 26, 2013:

•	The duties and title of Mr. Fox in Section 3A is changed to those of the president and chief operating officer.

•	Mr. Fox’s base salary in Section 4A is increased to $500,000 per annum.

•	Mr. Fox’s annual bonus target in Section 4B is increased to $500,000.

The description of the Fox Employment Agreement is qualified in its entirety by reference to the Fox Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Also effective September 1, 2016, the Board of Directors appointed Andrew R. Kaiser (age 48) to succeed Mr. Fox in the position of chief financial officer of the Company. As chief financial officer, Mr. Kaiser will be responsible for the Company’s corporate accounting, finance, treasury, tax, and investor relations functions as well as the operations for corporate real estate and the carrier wholesale division. Mr. Kaiser’s career with the Company began in July 2000, holding a variety of finance and accounting positions during his initial five-year tenure, including as Director of Financial Planning and Analysis. In July 2005, he left the Company to co-found Howard Roark Consulting, LLC, a Cincinnati, Ohio based management consulting firm with a focus on launching new technology-based ventures. Mr. Kaiser served as an original member of the i-wireless, LLC leadership team (the national mobile phone brand of a major food retailer), responsible for launching and growing the business from start-up to a $50 million brand, and as its chief financial officer. Since re-joining the Company in January 2014, Mr. Kaiser has served as Vice President - Corporate Finance from January 2014 to December 2015, leading the its data analytics and corporate development functions, and most recently as Vice President - Consumer Marketing & Data Analytics since December 2015.

On September 1, 2016 (the “Kaiser Effective Date”), Mr. Kaiser entered into an employment agreement with the Company (the “Kaiser Employment Agreement”). Any prior agreements or understandings with respect to Mr. Kaiser’s employment by the Company are cancelled as of the Kaiser Effective Date of the Kaiser Employment Agreement; however, except as otherwise provided in Section 13 of the Kaiser Employment Agreement, all stock options, restricted shares and other long-term incentive awards granted to Mr. Kaiser prior to the Kaiser Effective Date, benefit plans in which Mr. Kaiser is eligible for participation and any Company policies to which Mr. Kaiser is subject to shall continue in effect in accordance with their respective terms and shall not be modified, amended or cancelled by the Kaiser Employment Agreement.

Term. Pursuant to the Kaiser Employment Agreement, the term of Mr. Kaiser’s employment will begin on the Kaiser Effective Date and end on the first anniversary of the Kaiser Effective Date; provided, however, that on the first anniversary of the Kaiser Effective Date and each subsequent anniversary of the Kaiser Effective Date, the term of the Kaiser Employment Agreement will automatically be extended for a period of one additional year, unless earlier terminated in accordance with the terms of the Kaiser Employment Agreement.

Title. Pursuant to the Kaiser Employment Agreement, Mr. Kaiser will serve as the chief financial officer of the Company.

Compensation and Benefits. Pursuant to the Kaiser Employment Agreement, Mr. Kaiser’s initial annual base salary will be $300,000 per year. In addition to his base salary, Mr. Kaiser will also be eligible to receive an annual bonus for each calendar year in which services are performed under the Kaiser Employment Agreement. Each year Mr. Kaiser will be given a bonus target of not less than $195,000, subject to proration for a partial year. His bonus award will generally be subject to the terms and conditions of the Company’s annual incentive plan.

In each year during the term of the Kaiser Employment Agreement, Mr. Kaiser will be eligible to be considered for grants of awards under any of the Company’s long-term incentive compensation plans maintained by the Company for the benefit of certain employees.

Pursuant to the Kaiser Employment Agreement, Mr. Kaiser is eligible to participate in the various employee benefit plans and programs which are made available to similarly situated officers of the Company. Mr. Kaiser will be reimbursed in accordance with the Company’s then current travel and expense policies for all reasonable and necessary expenses incurred by him in the course of his performance of his duties under the Kaiser Employment Agreement.

Termination Events.

Disability and Death. The employment of Mr. Kaiser may be terminated by either the Company or Mr. Kaiser upon his inability to perform the services required by the Kaiser Employment Agreement because of any physical or mental infirmity for which he receives disability benefits under any disability plans generally made available to employees over a period of 120 consecutive working days during any 12 consecutive month period. Upon such a termination event, the Company will pay Mr. Kaiser his compensation (base salary, bonus or otherwise) to the date of such termination and will provide him with disability benefits and all other benefits in accordance with the provisions of the applicable disability plans and other applicable benefit plans. The employment of Mr. Kaiser will be automatically terminated upon his death, and the Company will pay his estate his compensation (base salary, bonus or otherwise) to the date of his death. In each case, any outstanding equity or non-equity incentive awards will be treated in accordance with the applicable plan and agreement documents.

Cause. The Company may terminate the employment of Mr. Kaiser immediately, upon written notice, for Cause. The Company will generally have “Cause” to terminate Mr. Kaiser’s employment only if the Board determines there has been fraud, misappropriation, embezzlement or misconduct constituting serious criminal activity on his part. Upon termination for Cause, Mr. Kaiser will receive his compensation to the date of termination. Any outstanding equity or non-equity incentive awards will be treated in accordance with the applicable plan and agreement documents.

Without Cause or Constructive Termination. In the event the Company terminates Mr. Kaiser’s employment, upon written notice, for any reason other than for Cause or his death, disability or in connection with a Change in Control (which has the meaning set forth in the Cincinnati Bell Inc. Executive Deferred Compensation Plan) or in the event Mr. Kaiser terminates his employment as a result of Constructive Termination (as defined below):

•
on a date that is within five days after the date which is six months after the date of termination, the Company will pay Mr. Kaiser in a lump sum cash payment an amount equal to 2.0 times the amount of his annual base salary rate then in effect;

•
for the purposes of any outstanding stock options, outstanding restricted stock or other incentive awards, Mr. Kaiser’s employment shall not be deemed to have terminated until the end of the two-year period commencing with the termination of the Kaiser Employment Agreement (the “Current Term”);

•
if applicable, an amount equal to the sum of (a) any forfeitable benefits of Mr. Kaiser under any nonqualified pension, profit sharing, savings or deferred compensation plan that would have vested prior to the end of the Current Term if the term of his employment had not been terminated, plus (b) any additional vested benefits which would have accrued under any nonqualified defined benefit pension plan if the term of his employment had not been terminated prior to the end of the Current Term and if Mr. Kaiser’s base salary and bonus target had not increased or decreased after such termination, will be payable by the Company at the same time and in the same manner as such benefits would have been paid under such plan or plans had such benefits vested and accrued under such plan or plans at the time of the termination of his employment (the “Nonqualified Benefit”);

•
if applicable, an amount equal to the sum of (a) any forfeitable benefits of Mr. Kaiser under any qualified pension, profit sharing, 401(k) or deferred compensation plan that would have vested prior to the end of the Current Term if the term of his employment had not been terminated, plus (B) any additional vested benefits which would have accrued for him under any qualified defined benefit pension plan if the term of his employment had not been terminated prior to the end of the Current Term, and if Mr. Kaiser’s base salary and bonus target had not increased or decreased after such termination, will be paid by the Company from its general assets (and not under such plan or plans) in one lump sum within five days after the date which is six months after such termination of employment (the “Qualified Benefit”); and

•
for the remainder of the Current Term, the Company will continue to provide Mr. Kaiser with medical, dental and vision coverage that is comparable to the medical, dental, and vision coverage provided to Mr. Kaiser immediately prior to the termination of the Kaiser Employment Agreement (the “Medical Benefit”) (with the cost of all such benefits shared between Mr. Kaiser and the Company on a basis comparable to the cost-sharing of such benefits immediately prior to the termination of the Kaiser Employment Agreement). To the extent that Mr. Kaiser would have been eligible for any post-retirement medical, dental, or vision coverage from the Company if he had continued in employment through the end of the Current Term, the Company will provide such post-retirement coverage to him after the end of the Current Term (the “Post-Retirement Medical Benefit”).

For the purposes of the Kaiser Employment Agreement, “Constructive Termination” will generally be deemed to have occurred if, without Mr. Kaiser’s consent, (a) there is a material reduction in his authority, reporting relationship or responsibilities, (b) there is a reduction in his base salary or bonus target, or (c) Mr. Kaiser is required by the Company to relocate more than 50 miles from the Greater Cincinnati, Ohio area.

Change in Control. In the event that there is both a Change in Control and within one year of such Change in Control: (a) Mr. Kaiser elects to terminate his employment with the Company as a result of Constructive Termination, or (b) the Company terminates the employment of Mr. Kaiser for any reason other than for Cause or his death or disability, the Kaiser Employment Agreement will terminate automatically. In the event of such termination:

•
within five days after the date which is six months after the date of Mr. Kaiser’s termination of employment, the Company will pay Mr. Kaiser in a lump sum cash payment an amount equal to the product of multiplying (a) the sum of his annual base salary rate and his annual bonus target, in each case, as then in effect by (b) 2.5;

•
any outstanding stock option or other outstanding incentive award that is not vested and exercisable at the time of such termination will become vested and exercisable and the restrictions applicable to all outstanding restricted stock shall lapse upon termination of the Kaiser Employment Agreement; and

•	Mr. Kaiser will be entitled to the Nonqualified Benefit, the Qualified Benefit, the Medical Benefit, and, to the extent applicable, the Post-Retirement Medical Benefit.

Voluntary Resignation by Mr. Kaiser. Mr. Kaiser may resign upon 60 days’ prior written notice to the Company. In the event of such a resignation, the Company will pay Mr. Kaiser his compensation (base salary, bonus or otherwise) to the date of such termination. Any outstanding equity or non-equity incentive awards will be treated in accordance with the applicable plan and agreement documents.

Release. As a condition precedent to Mr. Kaiser’s receiving the payments described under the foregoing “Termination Events” section (other than, when applicable, any base salary or bonus the payment of which has been earned by Mr. Kaiser by the date of termination of the Kaiser Employment Agreement but which is still unpaid as of the date of such termination and any non-forfeitable amounts payable under any employee benefit plan), Mr. Kaiser, upon request of the Company, must execute and deliver to the Company a release of claims containing customary and appropriate terms and conditions as determined in good faith by the Company.

Restrictive Covenants. Pursuant to the Kaiser Employment Agreement, Mr. Kaiser is subject to confidentiality and intellectual property covenants during the term of his employment and thereafter. In addition, Mr. Kaiser is subject to non-competition, non-solicitation and non-interference covenants during the term of his employment and for a period of one year following the cessation of his employment for any reason.

The description of the Kaiser Employment Agreement is qualified in its entirety by reference to the Kaiser Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the Company's press release announcing the above changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and hereby incorporated by reference.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Cincinnati Bell Inc. and Leigh R. Fox effective as of September 1, 2016.
10.2	Employment Agreement between Cincinnati Bell Inc. and Andrew R. Kaiser effective as of September 1, 2016.
99.1	Press Release dated September 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	September 1, 2016	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Cincinnati Bell Inc. and Leigh R. Fox effective as of September 1, 2016.
10.2	Employment Agreement between Cincinnati Bell Inc. and Andrew R. Kaiser effective as of September 1, 2016.
99.1	Press Release dated September 1, 2016.